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Exhibit 3.38

KEN HECHLER Secretary of State State Capitol, W-139 Charleston, WV 25305 (304) 342-8000	WEST VIRGINIA [STAMP]	FILE IN DUPLICATE ORIGINALS
FEE: AS PER SCHEDULE ON PAGE 4
— BUSINESS CORPORATION
    (stock, for profit):
    Complete all items except 3.A.
— NON-PROFIT CORPORATION
    (membership, nonstock):
Complete all items except 3.B. & 7
FILED OCT 14 1994 IN THE OFFICE OF SECRETARY OF STATE WEST VIRGINIA

WEST VIRGINIA

ARTICLES OF INCORPORATION

of

HORIZON MEDICAL EQUIPMENT AND SUPPLY, INC.

The undersigned, acting as incorporator(s) of a corporation under Chapter 31, Article 1, Section 27 of the West Virginia Code, adopt(s) the following Articles of Incorporation for such corporation:

1.	The undersigned agree to become a West Virginia corporation by the name of
Horizon Medical Equipment and Supply, Inc.
(The name of the corporation shall contain one of the words "corporation," "company," "incorporated," "limited" or shall contain an abbreviation of one of such words: (§31-1-11, W. Va. Code)
2.	A.
The address at the physical location of the principal office of the corporation will be 1369 Stewartstown Road street, in the city, town or village of Morgantown, county of Monongalia, State of West Virginia, Zip Code 26505. The mailing address of the above location, if different, will be Same Address.
B.
The address at the physical location of the principal place of business in West Virginia of the corporation, if different than the above address, will be Same Address street, in the city, town or village of , County, West Virginia, Zip Code . The mailing address of the above location, if different, will be Same Address.
3.	This corporation is organized as:
	A.	Non-stock, non-profit .
or
B.	Stock, for profit XXX , and the aggregate value of the authorized capital stock of said profit corporation will be $1,000.00 dollars, which shall be divided into
        1,000         shares of the par value of                             $1.00
(no. of shares) (or state "without par value," if applicable)
dollars each. (If the shares are to be divided)

PLEASE DOUBLE SPACE; IF MORE SPACE IS NEEDED, USE ADDITIONAL SPACE ON PAGE 4 AND ADD PAGES:

5.
The purpose(s) for which this corporation is formed (which may be stated to be, or to include, the transaction of any or all lawful business for which corporations may be incorporated in West Virginia), is(are) as follows:

To provide rehabilitation and related services to nursing homes and to engage in and to do any or all lawful business for which corporations may be incorporated under the West Virginia Corporation Act.

6.
The provisions for the regulation of the internal affairs of the corporation, which the incorporators elect to set forth in the articles of incorporation, are as follows:

None

7.
The provisions granting, limiting or denying preemptive rights to shareholders, if any, are as follows:

None

8.
The full name(s) and address(es) of the incorporator(s), including street and street numbers, if any, and the city, town or village, including the zip code, and the number of shares subscribed for by each is(are) as follows:

NAME	ADDRESS	Number of Shares (Optional)
Michael J. Dempster	c/o Houston Harbaugh 1200 Two Chatham Center Pittsburgh, Pennsylvania 15219	None
9.
The number of directors constituting the initial board of directors of the corporation is Three (3) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders/members, or until their successors are elected and shall qualify, are as follows:

NAME	ADDRESS
Mark R. Nesselroad	1369 Stewartstown Road Morgantown, West Virginia 26505

Glenn T. Adrian	1369 Stewartstown Road Morgantown, West Virginia 26505

Jeffrey Smith	1369 Stewartstown Road Morgantown, West Virginia 26505

10.
The name and address of the appointed person to whom notice or process may be sent is Mr. Mark R. Nesselroad, 1369 Stewartstown Road, Morgantown, West Virginia 26505.

ACKNOWLEDGEMENT

I(We), the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this "Articles of Incorporation."

        In witness whereof, I(we) have accordingly hereunto set my(our) respective hands this 10th day of October, 1994.

(All incorporators must sign below. Names and signatures must appear the same throughout the Articles of Incorporation.) PHOTOCOPIES OF THE SIGNATURES OF THE INCORPORATORS AND THE NOTARY PUBLIC CANNOT BE ACCEPTED.

/s/ MICHAEL J. DEMPSTER Michael J. Dempster
STATE OF	PENNSYLVANIA
COUNTY OF	ALLEGHENY

I, Linda A. Bogesderfer, a Notary Public, in and for the county and state aforesaid, hereby certify that (names of all incorporators as shown in Item 8 must be inserted in this space by official taking acknowledgement)

Michael J. Dempster

whose name(s) is(are) signed to the foregoing Articles of Incorporation, this day personally appeared before me in my said county

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  Exhibit 3.38